CONFIRMING STATEMENT

       This Statement confirms that the undersigned has authorized and designated each of Emily Epstein, William C. Bradley, Lisa Longo and Jennifer
Meschewski to execute and file on the undersigned's behalf such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Nielsen Holdings plc (the "Company") (i) pursuant to Section 16(a)
of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation, the Form ID.  The authority of Emily
Epstein, William C. Bradley, Lisa Longo and Jennifer Meschewski under this
Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that Emily Epstein, William C. Bradley, Lisa Longo and Jennifer Meschewski are
not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

By:   /s/ Christopher Taft
Name:  Christopher Taft
Date: December 23, 2019